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                                                                    EXHIBIT 10gg

         CONFIDENTIALITY, NON-COMPETITION AND NON-SOLICITATION AGREEMENT



         This Agreement is entered into as of the 4th day of December, 2000 (the "Effective Date") by and between Kmart Corporation, a Michigan corporation (the "Company"), and Mark S. Schwartz (the "Executive");


                                   WITNESSETH

WHEREAS, the Company and the Executive (individually, a "Party", and together, the "Parties") have entered into a Severance Agreement dated September 12, 2000 (the "Severance Agreement") which is attached to and incorporated herein as Exhibit A;

NOW, THEREFORE, the Parties agree as follows:

I.       CASH AWARD

     In consideration of the Executive's promises set forth herein, the Executive shall be paid a cash payment of $1,000,000 (the "Cash Payment") as of the Effective Date, less applicable withholding taxes.

     In the event that the Executive's employment is terminated for any reason on or before January 31, 2004, the Executive shall immediately forfeit this payment. Within 15 days of such termination, the Executive shall be required to repay the Cash Payment to the Company. If such repayment is not timely received by the Company, the Executive agrees that, in addition to all other remedies available to the Company, the Company shall have the following cumulative remedies:

     (a) The Company may set off and deduct the amount of the Cash Payment, from any moneys owing to the Executive by the Company as of the date of termination of employment, as well as any funds held in any of the Executive's accounts under any of the Company's nonqualified benefit plans.

     (b) The Company may set off and deduct the amount of the Cash Payment, from the fair market value of any vested shares of Company stock held in any of the Executive's accounts under any of the Company's nonqualified benefit plans. "Fair market value" of the stock shall be defined as the mean of the highest price and lowest price at which the stock shall have been sold, regular way, on the date of termination of employment, as reported on the Composite Transactions reporting system.

         Provided, however, notwithstanding anything else in this Agreement to the contrary:

         (1) The Executive shall not be required to repay the Company the amount of the Cash Payment if the Executive's employment is terminated within a three year period following a Change in Control, by the Company other than for Cause or by the Executive for Good Reason (as such capitalized terms are defined in the Severance Agreement).



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         (2) The Executive shall not be required to repay the Company the amount of taxes required to be withheld in connection with the Cash Payment if the Executive's employment is terminated due to the Executive's death or by the Company other than for Cause or by the Executive for Good Reason (as such capitalized terms are defined in the Severance Agreement).

II.      SPECIAL RESTRICTED STOCK AWARD

         In consideration of the Executive's promises set forth herein, the Company shall grant the Executive restricted shares of the Company's common stock with a fair market value of $3,000,000 (the "Market Value"), as well as the opportunity to earn an additional 300,000 performance restricted shares of the Company's common stock subject to the Executive's attainment of applicable performance goals.

The restricted shares shall be granted on February 1, 2001 pursuant to the Restricted Stock Agreement, attached to and incorporated herein as Exhibit B. The number of restricted shares shall be determined by dividing the Market Value by the mean of the highest price and lowest price at which a share of the Company's common stock shall have been sold, regular way, on February 1, 2001, as reported on the Composite Transactions reporting system. This grant of restricted shares shall be in lieu of a stock option grant in fiscal 2001.

The opportunity for performance restricted shares shall be subject to the following terms and conditions:

         (a) As of February 1, 2001, performance goals respecting Inventory Turnover, the Super Service Index and Earnings before Interest and Tax shall be approved by the Compensation and Incentives Committee.

         (b) If any of the aforesaid goal(s) are attained during the four-year period ending January 31, 2005 and thereafter continuously sustained for a period of 12 months, you will be awarded a grant of 100,000 shares of restricted Company common stock per applicable goal.

         (c) The restricted stock shall be granted pursuant to the terms of the Restricted Stock Agreement, attached to and incorporated herein as Exhibit B, except that the Expiration Date shall be two years from the date of grant.

III.     CONFIDENTIALITY; CO-OPERATION WITH REGARD TO LITIGATION;
         NON-DISPARAGEMENT

         (a) During the term of employment and thereafter, the Executive shall not, without the prior written consent of the Company, disclose to anyone or make use of any Confidential Information except in the performance of the Executive's duties as an executive of the Company or when required to do so by legal process, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) that requires the Executive to divulge, disclose or make accessible such information. If so ordered, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such order.



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         (b) During the term of employment and thereafter, Executive shall not disclose the existence or contents of this Agreement beyond what is disclosed in the proxy statement or documents filed with the government unless and to the extent such disclosure is required by law, by a governmental agency, or in a document required by law to be filed with a governmental agency or in connection with enforcement of the Executive's rights under this Agreement. In the event that disclosure is so required, the Executive shall give prompt written notice to the Company in order to allow the Company the opportunity to object to or otherwise resist such requirement. This restriction shall not apply to such disclosure by the Executive to members of his immediate family, the Executive's tax, legal or financial advisors, any lender, or tax authorities, or to potential future employers to the extent necessary, each of whom shall be advised not to disclose such information.

         (c) "Confidential Information" shall mean all information concerning the business of the Company or any subsidiary or affiliate of the Company relating to any of their products, product development, trade secrets, intellectual property, marketing data, customer research and data, suppliers, prices, finances and business plans and strategies, whether previously existing, now existing or arising hereafter, whether conceived or developed by others or by the Executive alone or with others, and whether or not conceived or developed during regular working hours. Excluded from the definition of Confidential Information is information (i) that is or becomes part of the public domain, other than through the breach of this Agreement by the Executive or (ii) regarding the Company's business or industry properly acquired by the Executive in the course of his career as an executive in the Company's industry and independent of the Executive's employment by the Company.

         (d) The Executive acknowledges that the Company has expended, and will continue to expend, significant amounts of time, effort and money in the procurement of its Confidential Information, that the Company has taken all reasonable steps in protecting the secrecy of the Confidential Information, that said Confidential Information is of critical importance to the Company and that a violation of this Section III would seriously and irreparably impair and damage the business of the Company.

         (e) The Executive agrees to cooperate with the Company, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), by being reasonably available to testify on behalf of the Company or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist the Company, or any subsidiary or affiliate, in any such action, suit or proceeding, by providing information and meeting and consulting with the Board or its representatives or counsel, or representatives or counsel to the Company, or any subsidiary or affiliate, as reasonably requested. The Company agrees to reimburse the Executive for all expenses actually incurred in connection with his provision of testimony or assistance.

         (f) The Executive agrees that, during the term of employment and thereafter (including following the Executive's termination of employment for any reason), the Executive will not make statements or representations, or otherwise communicate, directly or indirectly, in writing, orally, or otherwise, or take any action which may, directly or indirectly, disparage the Company or any subsidiary or affiliate or their respective officers, directors, employees, advisors, businesses or reputations. Notwithstanding the foregoing, nothing in this Agreement shall preclude either the Executive or the Company



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from making truthful statements or disclosures that are required by applicable law, regulation or legal process.

IV.      NON-COMPETITION

         (a) During the Restriction Period (as defined in Section IV (c) below), the Executive shall not engage in Competition with the Company or any subsidiary or affiliate. "Competition" shall mean engaging in any activity for, or being otherwise affiliated with, a Competitor of the Company or any subsidiary or affiliate, whether directly or indirectly, as an employee, consultant, principal, agent, officer, director, partner, shareholder (except as a less than one percent shareholder of a publicly traded company) or otherwise. For purposes of this Section IV, "Competitor" shall mean an entity or enterprise whose business is in competition with the business of the Company which operates retail stores selling general merchandise and/or food if at least 10 of such stores have an area of 50,000 or more square feet and at least 10 of such stores with 50,000 or more square feet are within 25 miles of a Kmart store.

         (b) In addition to all other remedies provided for hereunder, the Executive agrees that if the Executive shall violate any of the provisions of this Section IV, the Company shall be entitled to an accounting and repayment of all profits, compensation, remuneration or other benefits that the Executive may realize arising from or related to any such violation. The Parties agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in Section IV (a) are, fair, reasonable and necessary in order to protect the good will and other legitimate interests of the Company, that adequate compensation has been received by the Executive for such obligations and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines under applicable law that the provisions in this Section IV pertaining to duration, scope and geographic area in relation to non-competition are too broad or otherwise unreasonable, that the consideration provided for hereunder is inadequate or that the Executive has been prevented unlawfully from earning a livelihood (together, such provisions being hereinafter referred to as "Restrictions"), such Restrictions shall be interpreted, modified or rewritten, and such court is hereby requested and authorized by the Parties to revise the Restrictions, to include the maximum Restrictions as are valid and enforceable under applicable law.

         (c) For purposes of this Section IV, "Restriction Period" shall mean the period beginning with the Effective Date and ending with the earlier of (i) 18 months after the Executive's termination of employment for any reason and (2) the occurrence of a Change in Control.

         (d) For purposes of this Agreement, a "Change in Control" is deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

             (1) The "Beneficial Ownership" of securities representing more than thirty-three percent (33%) of the combined voting power of the Company is acquired by any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the company, or any corporation owned, directly or indirectly, by the stockholders of the company in substantially the same proportions as their ownership of stock of the Company); or



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             (2) The stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell or otherwise dispose of all or substantially all of its assets, or adopt a plan of liquidation; or

             (3) During any period of three consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period or whose election or nomination was previously so approved.

V.       NON-SOLICITATION

         During the period beginning with the Effective Date and ending 18 months following the termination of the Executive's employment for any reason, the Executive shall not recruit, solicit the employment or services of, or induce employees of the Company or any subsidiary or affiliate to terminate their employment, nor shall the Executive solicit or encourage any of the Company's or any subsidiary's or affiliate's non-retail customers, or any corporation or other entity in a joint venture relationship (directly or indirectly) with the Company or any subsidiary or affiliate, to terminate or diminish their relationship with the Company or any subsidiary or affiliate or to violate any agreement with any of them.

VI.      REMEDIES

         If the Executive breaches any of the provisions contained in Sections III, IV or V above, the Company shall have (a) the right to immediately terminate all payments and benefits due under this Agreement, the Severance Agreement and any other outstanding stock awards or stock agreements, between the Company and the Executive and (b) the right to seek injunctive relief. The Executive acknowledges that such a breach of Sections III, IV or V, would cause irreparable injury and that money damages would not provide an adequate remedy for the Company; provided, however, that the foregoing shall not prevent the Executive from contesting the issuance of any injunction on the ground that no violation or threatened violation of Section III, IV or V has occurred.

VII.     RESOLUTION OF DISPUTES

         Any controversy or claim arising out of relating to this Agreement or any breach or asserted breach hereof or questioning the validity and binding effect hereof arising under or in connection with this Agreement or any agreement executed pursuant hereto, other than seeking injunctive relief under
Section IV, shall be resolved by binding arbitration, to be held at an office closest to the Company's principal offices in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. All costs and expenses of any arbitration or court proceeding (including fees and disbursements of counsel) shall be borne by the respective party incurring such costs and expenses, but the Company shall reimburse the Executive for such reasonable costs and expenses in the event the Executive substantially prevails in



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such arbitration or court proceeding. Notwithstanding the foregoing, following a
Change in Control, all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the Executive pursuant to this section VII shall be paid on behalf of or reimbursed to the Executive promptly by the Company, provided, however, that no reimbursement shall be made of such expenses if and to the extent the arbitrator(s) determine(s) that any of the Executive's litigation assertions or defenses were in bad faith or frivolous.

VIII.    EFFECT OF AGREEMENT ON OTHER BENEFITS

         Except as specifically provided in this Agreement, the existence of this Agreement shall not be interpreted to preclude, prohibit or restrict the Executive's participation in any other employee benefit or other plans or programs in which the Executive currently participates.

IX.      ASSIGNABILITY: BINDING NATURE

         This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs and permitted assigns. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than the Executive's rights to compensation and benefits, which may be transferred only by will or operation of law.

X.       REPRESENTATION

         The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between it and any other person, firm or organization.

XI.      ENTIRE AGREEMENT

         This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and, as of the Effective Date, supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect to the subject matter hereof.

XII.     AMENDMENT OR WAIVER

         No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. Except as set forth herein, no delay or omission to exercise any right, power or remedy accruing to either Party shall impair any such right, power or remedy or shall be construed to be a waiver of or an acquiescence to any breach hereof. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.



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XIII.    SEVERABILITY

         In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

XIV.     SURVIVORSHIP

         The respective rights and obligations of the Parties hereunder shall survive any termination of the Executive's employment to the extent necessary to the intended preservation of such rights and obligations.

XV.      GOVERNING LAW/JURISDICTION

         This Agreement shall be governed by and construed and interpreted in accordance with the internal laws of Michigan without reference to principles of conflicts of laws. Except as provided in Section VII, the Company and the Executive hereby consent to the jurisdiction of any or all of the following courts for purposes of resolving any dispute under this Agreement: (I) the United States District Court of Detroit, Michigan or (ii) the State of Michigan Courts of Oakland County, Michigan. The Company and the Executive further agree that any service of process or notice requirements in any such proceeding shall be satisfied if the rules of such court relating thereto have been substantially satisfied. The Company and the Executive hereby waive, to the fullest extent permitted by applicable law, any objection which it or the Executive may now or hereafter have to such jurisdiction and any defense of inconvenient forum.

XVI.     CONFLICTS AMONG AGREEMENTS

         To the extent that there is any conflict between or among the Severance Agreement and/or any Restricted Stock Agreement executed pursuant hereto and this Agreement, this Agreement shall govern.

XVII.    NOTICES

         Any notice given to a Party shall be in writing and shall be deemed to have been given when delivered personally or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give such notice of:

                  If to the Company:         Kmart Corporation
                                             3100 West Big Beaver Road
                                             Troy, MI 48084-3163
                                             Attention: Vice President and
                                                        Secretary

                  If to the Executive:
                                             -----------------------------------
                                             -----------------------------------
                                             -----------------------------------



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XVIII.   HEADINGS

         The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

XIX.     COUNTERPARTS

         This Agreement may be executed in two or more counterparts.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.




                                            KMART CORPORATION
-----------------------------
Executive


                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title: Chairman of the Board and CEO



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